As filed with the Securities and Exchange Commission on March 29, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3590018
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Murphy Ranch Road

Milpitas, California 95035

(Address of principal executive offices) (Zip Code)

DSU Inducement Award Agreement by and between Intersil Corporation and the Executive Named Therein

 (Full title of the plan)

Thomas Tokos, Esq.

Senior Vice President, General Counsel and Secretary

Intersil Corporation

1001 Murphy Ranch Road

Milpitas,  California 95035

(Name and address of agent for service)

(408)-432-8888

(Telephone number, including area code, of agent for service)

With a copy to:

Stephen W. Skonieczny, Esq.

Dechert LLP

1095 Avenue of the Americas
28th Floor

New York, NY  10036-6797

(212) 698-3524

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]               Accelerated filer                  [  ]

Non-accelerated filer    [  ]              Smaller reporting company [  ]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Class A Common Stock of Intersil Corporation, par value $.01 per share (“Common Stock”)	433,000	[1]	$ 8.76	[2]	$ 3,793,080	[2]	$ 517	[2]
Total	433,000		NA		$ 3,793,080		$ 517

[1]

These shares of Common Stock are being registered for issuance under the DSU Inducement Award Agreement by and between Intersil Corporation and the Executive Named Therein (the "DSU Inducement Award Agreement").  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the DSU Inducement Award Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

[2]

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the registration fee has been calculated on the basis of $8.76 per share, the average high and low prices of Common Stock as reported on the NASDAQ on March 27, 2013.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Intersil Corporation (the “Registrant”) will send or give to in the executive named in the DSU Inducement Award Agreement document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.  Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Commission and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                         Incorporation of Documents by Reference.

The Registrant incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2012, filed with the Commission on February 22, 2013.

(b)	The Registrant's Current Reports on Form 8-K filed with the Commission on March 12, 2013.

(c)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 28, 2012.

(d)

The description of the Registrant's Class A Common Stock contained in the Registration Statement on Form 8-A, dated February 18, 2000, filed with the Commission under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e)

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each statement or document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                         Description of Securities.

Not applicable.

Item 5.                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an Issuer pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors’ duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Registrant’s Restated Bylaws provide for indemnification of the Registrant’s officers and directors to the fullest extent permitted under Delaware law.

The directors and officers of the Registrant are insured against certain liabilities under the Registrant’s directors’ and officers’ liability insurance. The foregoing summary of the Delaware General Corporation Law and of the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Registrant is qualified in its entirety by reference to the relevant provisions of the Delaware General Corporation Law and the Registrant’s Amended and Restated Certificate of Incorporation and Restated Bylaws.

Item 7.                         Exemption from Registration Claimed.

Not applicable.

Item 8.                         Exhibits.

The following exhibits filed herewith are incorporated by reference as part of this Registration Statement:

4.01	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Quarterly Report on Form 10-Q filed by the Registrant on November 2, 2012).

4.02 4.03

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by the Registrant on February 22, 2013).

Specimen Certificate of the Registrant’s Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by the Registrant on February 27, 2007).

5.01	Opinion of Dechert LLP as to the legality of the securities being registered.

23.01	Consent of Dechert LLP (included as part of its opinion filed as Exhibit 5.01 and incorporated herein by reference).

23.02	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (included on signature page(s) of this Registration Statement and incorporated herein by reference).

99.1	The DSU Inducement Award Agreement by and between Intersil Corporation and the Executive Named Therein.

Item 9.                         Undertakings.

(a)            The undersigned Registrant hereby undertakes:

1.                                       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.                                          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.                                       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.                                    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2.                                       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on the 29th day of March, 2013.

INTERSIL CORPORATION By: /s/ Thomas C. Tokos Name: Thomas C. Tokos Title: Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Necip Sayiner,  Jonathan A. Kennedy and Thomas C. Tokos, each his attorney-in-fact and agent, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Necip Sayiner
Necip Sayiner	President, Chief Executive Officer and Director (principal executive officer)	March 29, 2013

/s/ Jonathan A. Kennedy
Jonathan A. Kennedy	Chief Financial Officer (principal financial and accounting officer)	March 29, 2013

/s/ Donald Macleod
Donald Macleod	Chairman of the Board of Directors	March 29, 2013

/s/ Robert W. Conn
Robert W. Conn	Director	March 29, 2013

/s/ James V. Diller
James V. Diller	Director	March 29, 2013

/s/ Gary E. Gist
Gary E. Gist	Director	March 29, 2013

/s/ Mercedes Johnson
Mercedes Johnson	Director	March 29, 2013

/s/ Gregory Lang
Gregory Lang	Director	March 29, 2013

/s/ Jan Peeters
Jan Peeters	Director	March 29, 2013

/s/ Robert N. Pokelwaldt
Robert N. Pokelwaldt	Director	March 29, 2013

/s/ James A. Urry
James A. Urry	Director	March 29, 2013